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                                                                     EXHIBIT 1.1

                               2,700,000 Shares

                            BASIN EXPLORATION, INC.
                   Common Stock (par value $.01 per share)


                             UNDERWRITING AGREEMENT


                                October 23, 1997




Morgan Keegan & Company, Inc.
Howard, Weil, Labouisse, Friedrichs Incorporated
Petrie Parkman & Co., Inc.
Rauscher Pierce Refsnes, Inc.
c/o Morgan Keegan & Company, Inc.
50 North Front Street
Memphis, Tennessee 38103


Ladies and Gentlemen:

     Basin Exploration, Inc., a Delaware corporation (the "Company"), and the Selling Stockholder named in Schedule II hereto ("Selling Stockholder") propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,700,000 shares of common stock, par value $.01 per share ("Stock") of the Company ("Firm Shares"). The Firm Shares consist of 2,500,000 shares to be issued and sold by the Company and 200,000 outstanding shares to be sold by the Selling Stockholder. In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to 375,000 additional shares of Stock and the Selling Stockholder proposes to sell, at the option of the Underwriters, up to 30,000 additional shares of Stock, in each case, solely to cover over-allotments ("Optional Shares"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (i) The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3 (File No. 333-36143) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission ("Commission"); the Initial Registration Statement and any post effective amendment thereto, each in the form hereto delivered to each of the Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities

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     Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to such registration statement or document incorporated by reference therein (other than Forms 8-K filed and certain ancillary documents copies of which have been provided to you) has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the base prospectus dated October 2, 1997, as supplemented by the prospectus supplement relating to the Shares, in the form in which it was first used to confirm sales, is referred to as the "Prospectus"; any reference herein to any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Prospectus; any reference to any amendment or supplement to any Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report or schedule of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

          (ii) The documents incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder (the "Exchange Act Rules and Regulations"), as applicable;
     no such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iii) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus

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     will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (iii) shall not apply to statements or omissions in the Registration Statement or Prospectus (or any supplement or amendment to either) made in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through Morgan Keegan expressly for use therein;

          (iv) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, and present fairly the consolidated financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations to be included in the Prospectus; all selected financial, operating and statistical data set forth in the Prospectus under the captions "Prospectus Supplement Summary," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and
     Results of Operations," "Business and Properties" and elsewhere in the Prospectus are, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

          (v) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (vi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to each Time of Delivery (as defined in Section 4(a)), except as set forth in or contemplated by the Registration Statement and the Prospectus (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and
     (ii) there has not been any change in the capital stock or long-term debt of the


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     Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries;

          (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is either in good standing under the laws of each jurisdiction in which the properties owned or leased by it or the character of the business conducted by it requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each direct or indirect subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has power and authority to own, lease and operate its assets and conduct its business, and has been duly qualified for the transaction of business and is either in good standing under the laws of each jurisdiction in which the properties owned or leased by it or the character of the business conducted by it requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to any preemptive or similar rights and conform in all material respects to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as described in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (ix) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, will be free and clear of any lien, encumbrance or claim by any third party, will not be subject to any preemptive or similar rights and will conform in all material respects to the description of the Stock contained in the Prospectus; Except as set forth in the Prospectus, the Company does not have outstanding, and at the Time of Delivery will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any shares of Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations; there are no restrictions upon the voting or transfer of the Shares (other than with respect to an "Interested Shareholder," if any, as defined in the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation")); the Shares are eligible for trading on the National Association of Securities Dealers Automated Quotations National Market System (the "Nasdaq National Market");


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          (x)  The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance on any material property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, or Bylaws ("Bylaws") of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their material properties, except for breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Shares under the Act, filings under the Exchange Act, filings required by the Nasdaq National Market and as may be required under the securities or "Blue Sky" laws of certain jurisdictions and the bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution by the Underwriters of the Shares;

          (xi) As of the date hereof, and at each Time of Delivery, neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except breaches, violations or defaults that would not have a Material Adverse Effect; each of the Company and its subsidiaries is in possession of and operating in compliance in all material respects with all leases, concessions, franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business as described in the Prospectus, all of which are valid and in full force and effect other than those which could not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such lease, concession, franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if subject to an unfavorable decisions, would result in a Material Adverse Effect;

          (xii) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company;


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          (xiii) The statements incorporated by reference to the Company's
     Form 8-A regarding the description of the Company's stock, insofar as they purport to constitute a summary of the terms of the Stock are accurate and complete;

          (xiv) Except as otherwise set forth in the Prospectus or such as are not material to the financial condition, business, properties, prospects or results of operations of the Company, taken as a whole, the Company has title to its properties as follows: (i) with respect to its wells (including leasehold interests and appurtenant personal property), such title is free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, and other defects reasonably acceptable to a prudent owner or purchaser of producing oil and gas properties; (ii) with respect to its non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production, but excluding exploration prospects not situated offshore in state or federal waters), such title, to the knowledge of the Company, is free and clear of all liens, claims, encumbrances and restrictions except for matters expected to be cured in the ordinary course prior to drilling; (iii) with respect to its non-producing properties in exploration prospects not situated offshore in state or federal waters, such title was investigated in accordance with customary industry procedures prior to the Company's acquisition thereof; (iv) with respect to its real property other than oil and gas interests, such title is good and marketable; and (v) with respect to its personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, claims, encumbrances and restrictions;

          (xv) Except as described in the Prospectus or except for amounts or claims which would not have a Material Adverse Effect, as of the date hereof, (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and its subsidiaries have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company and its subsidiaries in its oil and gas properties;

          (xvi) As of the date hereof, the aggregate undiscounted monetary liability of the Company and its subsidiaries for oil or natural gas taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company or any of its subsidiaries in oil or natural gas or to receive cash or other payments to balance any disproportionate allocation of oil or natural gas could not have a Material Adverse Effect;

          (xvii) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers, directors or partners in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;


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          (xviii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (xix) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (xx) Arthur Andersen L.L.P., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Rules and Regulations;

          (xxi) The factual information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Ryder Scott & Company ("Ryder Scott"), independent petroleum engineers, and Netherland Sewell & Associates, Inc. ("Netherland Sewell") for purposes of preparing the reserve information referenced in the Prospectus (the "Reserve Information"), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, incurred costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Information; the estimates of future capital expenditures and other future exploration and development costs supplied to Ryder Scott and Netherland Sewell were prepared in good faith and with a reasonable basis; the information provided by Ryder Scott and Netherland Sewell for purposes of preparing the Reserve Information was prepared in accordance with customary industry practices; Ryder Scott and Netherland Sewell were, as of the date of the Reserve Information prepared by each of them, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of the reserves, intervening spot market product price fluctuations and other factors described under "Risk Factors" in the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and reflected in the Reserve Information; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 5 under the Act;

          (xxii) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or its subsidiaries (or to the knowledge of the Company and its subsidiaries, any of their respective predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company or any subsidiary under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which has already been remedied, has been assumed by a third party, or which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or any subsidiary, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which has already been remedied, has been assumed by a third party, or which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escape, dumping or releases, a Material Adverse Effect; and the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any currently applicable local, state and federal laws or regulations with respect to environmental protection;

          (xxiii) There are no persons with registration or similar rights to require registration of any securities of the Company under the Act because of the filing of the Registration Statement or the sale of the shares by the Company to the Underwriters, other than such rights as are described or incorporated into the Prospectus and have been duly and effectively waived;

           (xxiv) The Company and its subsidiaries and their respective directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Exchange Act and the Exchange Act Rules and Regulations; and

          (xxv) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

     (b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

          (i) except as required by the Act or state securities or Blue Sky laws, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to by sold by the Selling Stockholder have been obtained;

     the Selling Stockholder has full power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder;

          (ii) subject to consents which have been or will be obtained by the Time of Delivery, the execution delivery and performance of this Agreement by the Selling Stockholder, the sale of the Shares and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any mortgage, indenture, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, or any statute or any order, rule or regulation of any court or governmental authority having jurisdiction over the Selling Stockholder, except for any breach, violation or default which is not material.

          (iii) at the Time of Delivery of the Shares, the Selling Stockholder will have good and valid title to the Shares to be sold by the Selling Stockholder free and clear of all liens, encumbrances, equities or claims (other than the interests of the Underwriters under this Agreement); and, upon delivery of such Shares and payment therefore pursuant to this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters;

          (iv) for a period of 90 days after the date hereof, the Selling Stockholder shall not, and shall not permit its affiliates to, offer, pledge, sell, contract to sell, directly or indirectly, any shares of Stock or any security convertible into or exchangeable for Stock, without the prior written consent of Morgan Keegan & Company, Inc. ("Morgan Keegan"); provided, however, that (1) the Selling Stockholder may transfer Stock to the Company to extinguish indebtedness of the Selling Stockholder to the Company; (2) and the Selling Stockholder may make of gift of Stock to one or more persons provided such person agrees, in writing, not to re-sell such shares until 90 days following the date of the Agreement without the prior written consent of Morgan Keegan.

          (v) the Selling Stockholder does not have any knowledge, following a reasonable investigation, that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to made the statements therein not misleading, and

          (vi) the Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonable be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Exchange Act or the Exchange Act Rules and Regulations.

     2. (a) Subject to the terms and conditions herein set forth, (i) the Company agrees to sell 2,500,000 Firm Shares, (ii) the Selling Stockholder agrees to sell 200,000 Firm Shares and (iii) each of the Underwriters agrees, severally and not jointly, agrees to purchase from each of the Company and the Selling Stockholder, at a purchase price per share of $17.49 the number of Firm Shares (subject to such adjustment to eliminate fractional shares as the Underwriters may determine) which bears the same proportion to the total Firm Shares to be sold by the Company or the Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

          (b) The Company hereby grants to the Underwriters the right to purchase at their election up to 375,500 Optional Shares, and the Selling Stockholder hereby grants the Underwriters the rights to purchase at their election up to 30,000 Optional Shares, in each case, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriters to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriters and the Company and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, (i)(1) the Company shall issue and sell to the Underwriters a number of Optional Shares equal to the number of shares with respect to which the option is exercised multiplied by 0.925925 (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) and (2) the Selling Stockholder shall sell to the Underwriters a number of Optional Shares equal to the number of shares with respect to which the option is exercised minus the number of shares the Company is required to issue and sell under paragraph (i)(1) and (ii) the Underwriters, severally and not jointly, shall purchase from each of the Company and the Selling Stockholder, at the purchase price provided in paragraph 2(a) above, a number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) which bears the same proportion to the total number of Optional Shares to be sold by the Company or the Selling Stockholder as the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto bears to the total number of Firm Shares.

     3. Upon the authorization by the Company of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Morgan Keegan may request upon at least forty-eight hours' prior notice to the Company shall be delivered at the Time of Delivery (as defined below) by or on behalf of the Company to Morgan Keegan for the account of such Underwriter, against payment therefor by certified or official bank checks payable in New York Clearing House (next-day) funds to the order of the Company. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of Morgan Keegan, 50 N. Front Street, Memphis, Tennessee 38103 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:30 a.m., Central daylight time on October 29, 1997 or such other time and date as Morgan Keegan and the Company may agree in writing, and with respect to the Option Shares, 8:30 a.m., Central daylight time, on the date specified by Morgan Keegan in the written notice given by Morgan Keegan of the Underwriters' election to purchase such Optional Shares, or such other time and date as Morgan Keegan and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 7(k) hereof will be delivered at the offices of Davis, Graham & Stubbs LLP (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Mountain time, on the business day next preceding Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.   The Company agrees with each of the Underwriters as follows:

          (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to prepare and file with the Commission, promptly upon the Underwriters' request, any amendments of or supplements to the Registration Statement or Prospectus which, in the Underwriters' reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares; to make no further amendment or any supplement to the Registration Statement or Prospectus or file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which shall be reasonably disapproved by the Underwriters promptly after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such United States and Canadian jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 9:00 a.m., Central time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and amend the Registration Statement, supplement the Prospectus or file such document and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of (i) 10:00 p.m., Washington, D.C. time, on the date of this Agreement, or (ii) the time that confirmation are given or sent, as specified by Rule 462(b)(2);

          (e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the Effective Date (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to equity incentive plans, warrants or rights existing on the date of this Agreement), without the prior written consent of Morgan Keegan;

          (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the Effective Date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (h) During a period of five years from the Effective Date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed on a non-confidential basis with the Commission or any national securities exchange on which any class of securities of the Company is listed;

          (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

          (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid, the following:

          (a) The fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, Preliminary Prospectus and Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

          (b) The cost of printing or reproducing any Agreement Among Underwriters, this Agreement, and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Shares;

          (c) All fees and expenses in connection with listing the Shares on the Nasdaq National Market;

          (d) The filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares;

          (e)  The cost of preparing stock certificates;

          (f)  The cost and charges of any transfer agent or registrar; and

          (g) All other costs and expenses incident to the performance of the Company's obligations hereunder, including any fees in connection with the sale of the Shares in any of the provinces of Canada, which are not otherwise specifically provided for in this Section.

     It is understood, that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m., Washington, D.C. time, on the date of this Agreement; or (y) at such later date and time as may be approved by a majority in interest of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Butler & Binion, L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Howard Boigon, Esq., Vice President - General Counsel of the Company, shall have furnished to you in his capacity as Vice President - General Counsel, his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly qualified as a foreign corporation for the transaction of business in, and is either in good standing under the laws of, each jurisdiction in which the properties owned or leased by it or the character of the business conducted by it requires such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

          (ii) Each direct or indirect subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or is duly formed and validly existing as a general or limited partnership under the laws of its state of formation, as the case may be, has power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification; all of the issued shares of capital stock of, or partnership or other equity ownership interest in, each such subsidiary has been duly and validly authorized and issued, are fully paid and non-assessable, and (except as described in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (iii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries, or any of their respective officers, directors or partners in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

          (iv) Except for consents that have been or will be obtained prior to the Time of Delivery, the issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, other than any breach, violation or default which would not have a Material Adverse Effect;

          (v) All contracts and agreements summarized in the Registration Statement and the Prospectus (other than oil and gas leases and other oil and gas property interests) are, to the extent summarized therein, fairly summarized therein, conform in all material respects to the descriptions thereof contained therein, and, to the extent such contracts or agreements or any other material agreements are required under the Act or the Rules and Regulations thereunder to be filed as exhibits to the Registration Statement, they are so filed; and such counsel does not know of any contracts or other documents required to be summarized or disclosed in the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) or to be so filed as an exhibit to the Registration Statement, which have not been so summarized, disclosed or filed;

          (vi) The statements incorporated by reference to the Company's Form 8-A into the Prospectus with respect to the description of the Company's capital stock, insofar as they purport to constitute a summary of the terms of the Stock, are accurate and complete;

          (vii) Such counsel has no reason to believe that the Registration Statement or any amendment or supplement thereto, at the time such Registration Statement or amendment or supplement became effective, or the Prospectus or any amendment or supplement thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus or any amendment or supplement thereto), as of its date and as of each Time of Delivery, contained or contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and schedules of financial, statistical and reserve data contained in the Registration Statement, the Prospectus or the documents incorporated by reference therein);

          (d) Davis, Graham & Stubbs LLP shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus;

          (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects as to the legal matters to the description of the Stock incorporated by reference from the Company's Form 8-A into the Prospectus; the Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims will not be subject to any preemptive or similar right, and will conform in all material respects to the description of the Stock incorporated by reference into the Prospectus;

          (iii) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company;

          (iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, filing under the Exchange Act, or filing required by the Nasdaq National Market and as may be required under the securities or "Blue Sky" laws of certain jurisdictions and such consent as may be required under the bylaws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters;

          (v) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

          (vi) To the best of such counsel's knowledge, except as have been waived at the Time of Delivery, there are no persons with registration or similar rights to have any securities of the Company registered pursuant to the Registration Statement;

          (vii) The Registration Statement is effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission; and

          (viii) Such counsel (A) is of the opinion that the Registration Statement and the Prospectus and any amendment or supplement thereto (including any document incorporated by reference into the Prospectus), as of their respective effective dates and as of each Time of Delivery, complied in all material respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations (it being understood that such counsel need express no opinion as to the financial statements and schedules or financial, statistical and reserve data contained in the Registration Statement, the Prospectus or the documents incorporated by reference therein), and the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied; and (B) has no reason to believe that the Registration Statement or any amendment or supplement thereto, at the time such Registration Statement or amendment or supplement became effective, or the Prospectus or any amendment or supplement thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus or any amendment or supplement thereto), as of its date and as of each Time of Delivery, contained or contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and schedules of financial, statistical and reserve data contained in the Registration Statement, the Prospectus or the documents incorporated by reference therein).

          (e) Davis, Graham & Stubbs LLP shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) the Selling Stockholder has full power and authority to enter into this Agreement and to sell the Shares to be sold by the Selling Stockholder to the Underwriters; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

          (ii) to the best of such counsel's knowledge, after due inquiry, the execution, delivery and performance of this Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and, except for consents that have been or will be obtained before the Time of Delivery, will not conflict with or constitute a breach of any of the terms or provision of, or a default under, any loan agreement, mortgage, lease or other agreement or instrument that is material to the Selling Stockholder to which he is a party or by which his assets are bound, or violate of conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or governmental body or agency having jurisdiction over the Selling Stockholder or his property, except for violations that are not material; and

          (iii) The Selling Stockholder has good title to the Shares to be sold by him and upon delivery of certificates representing such Shares pursuant hereto, and payment for such Shares, good and clear title to such Shares will pass to the Underwriters, free and clear of any liens, claims and encumbrances whatsoever.

          (f) On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Andersen L.L.P. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto;

          (g) Ryder Scott and Netherland Sewell, such firms constituting independent petroleum engineering consultants, shall have delivered to you on the date of this Agreement a letter (the "Reserve Letter") and also at each Time of Delivery a letter dated the date of such Time of Delivery, in each case in form and substance reasonably satisfactory to you, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respects to the oil and gas reserves of the Company.

          (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given or incorporated by reference in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Tennessee state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j) The Shares at such Time of Delivery shall have been duly listed for quotation on the Nasdaq National Market; and

          (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.

          (l) The Selling Stockholder shall have furnished to you at such Time of Delivery a certificate, satisfactory to you as to the accuracy of the representations and warranties of the Selling Stockholder herein at and as of such Time of Delivery, as to performance by the Selling Stockholder of all of his obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request.

     8.   (a)  The Company and, with respect to subparagraph (i) of this
Section 8(a) only, the Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any preliminary prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Morgan Keegan expressly for use therein; provided however, that the Company and the Selling Stockholder shall not be liable if such loss, claim, damage, liability or judgment arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission in a preliminary prospectus if the Prospectus corrects the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage, liability or judgment for which indemnification is sought and a copy of the Prospectus was not sent or given (where such delivery is required by the Act) at or before the confirmation of the sale to the person who received a preliminary prospectus and who is asserting such loss, claim, damage, liability or expense, unless such failure to deliver a Prospectus resulted from noncompliance by the Company with Section 5(c) hereof. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by the Selling Stockholder from the sale of the Shares hereunder. Notwithstanding anything in the foregoing to the contrary, the Company, the Selling Stockholder and the Underwriter indemnified parties agree that to the extent the Underwriter indemnified parties seek indemnification pursuant to this Section 8(a), the Company shall first be liable to the Underwriter indemnified parties and to the extent payments made by the Company to the Underwriter indemnified parties as a result of such indemnification are inadequate to satisfy in full any claim which the Underwriter indemnified parties may have against the Company or the Selling Stockholder under this Section 8(a), then the Selling Stockholder shall be liable hereunder, subject to the limitations set forth in the immediately preceding sentence, it being understood that the Underwriter indemnified parties shall not be required to enforce their rights hereunder in separate proceedings. The foregoing indemnity agreement is in addition to any liability which the Company or the Selling Stockholder may otherwise have to any Underwriter indemnified party.

     The Company also agrees to indemnify and hold harmless the Selling Stockholder from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein.

          (b) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any preliminary prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Morgan Keegan, expressly for use therein; and will reimburse the Company or the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection (a) and (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) and (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Stockholder (as the case may be) bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to the provisions of this Section 8(d) shall be limited to an amount equal to the aggregate purchase price received by the Selling Stockholder from the sale of his Shares hereunder.

          (e) The obligations of the Company and the Selling Stockholder under this Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery the Underwriters (other than the defaulting Underwriter) may in their discretion arrange for the Underwriters or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the other Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to such Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, such Underwriters notify the Company that such Underwriters have so arranged for the purchase of such Shares, or the Company notifies such Underwriters that it has so arranged for the purchase of such Shares, the Underwriters or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the other Underwriters, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by Morgan Keegan, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, Morgan Keegan shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Morgan Keegan.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Morgan Keegan & Company, Inc., 50 North Front Street, Memphis, Tennessee 38103, Attention: Rick Hunter; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by Morgan Keegan on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. Except as provided in Section 4 hereof, as used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the representatives of the Underwriters plus one for each counsel, in any counterparts hereof, and upon the acceptance hereof by Morgan Keegan, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that Morgan Keegan's acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on Morgan Keegan's part as to the authority of the signers thereof.

                                     Very truly yours,

                                     BASIN EXPLORATION, INC.


                                     By:  /s/ Michael S. Smith
                                        ----------------------------------
                                          Name:  Michael S. Smith
                                          Title:  President

                                     /s/ Michael S. Smith
                                     -------------------------------------
                                     Michael Smith
                                     (Selling Stockholder)



Accepted as of the date hereof
Morgan Keegan & Company, Inc.
Howard, Weil, Labouisse, Friedrichs Incorporated
Petrie Parkman & Co., Inc.
Rauscher Pierce Refsnes, Inc.

By: Morgan Keegan & Company, Inc.


By:  /s/ Randolph C. Coley
   ------------------------------------
   Randolph C. Coley, Managing Director



On behalf of each of the Underwriters

                                   SCHEDULE I



Underwriter                        Firm Shares

Morgan Keegan
& Company, Inc.                      675,000

Howard, Weil,
Labouisse, Friedrichs
Incorporated                         675,000

Petrie Parkman & Co., Inc.           675,000

Rauscher Pierce Refsnes, Inc.        675,000
                                   ---------

Total                              2,700,000

                                   SCHEDULE II


Michael Smith                                       200,000 shares
c/o Basin Exploration, Inc.

                                   ANNEX I

                            FORM OF COMFORT LETTER


     Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

     (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

     (2) They have audited the financial statements and related schedules included or incorporated in the Registration Statement and that their reports with respect thereto are also included in the Registration Statement, and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, condensed or complete, that have been included (or incorporated by reference) in the Registration Statement, and such unaudited consolidated financial statements provided by the Company that shall be available for any period or periods after the latest period of such statements included (or incorporated by reference) in the Registration Statement, copies of which have been separately furnished to the Underwriters (the "Underwriters");

     (3) In their opinion, the consolidated financial statements and related schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder, the Exchange Act and the Exchange Act Rules and Regulations thereunder;

     (4) For purposes of such letters, they have read the 1996 and 1997 minutes of meetings of the stockholders, the board of directors and appropriate committees of the Company and its subsidiaries as set forth in the minute books as of a date not more than five days before the Registration Statement is declared effective (the "Cutoff Date"), officials of the Company having advised them that the minutes of all such meetings through the Cutoff Date" were set forth therein and that (a) with respect to the nine month periods ended September 30, 1997 and 1996, they have (i) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information, on the unaudited condensed consolidated balance sheet dated as of September 30, 1997, and the unaudited condensed consolidated statements of income, retained earnings and cash flows for the nine month periods ended September 30, 1997 and 1996, included or incorporated by reference in the Registration Statement, and have
(ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder or the Exchange Act and the Exchange Act Rules and Regulations thereunder and (b) with respect to the period from October 1, 1997, to the Cutoff Date, they have read all available unaudited consolidated financial statements of the Company and its subsidiaries for October through the last month or other period ending before the Cutoff Date and such corresponding period or periods for 1997 and 1996 furnished to them by the Company, officials of the

Company having advised them that no such financial statements as of any date or for any period subsequent to such last month or other period ending before the Cutoff Date were available, and (ii) have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement;

     (5) Nothing came to their attention as a result of the foregoing procedures that caused them to believe that (a)(i) any material modifications should be made to the unaudited condensed consolidated financial statements described in 4(a)(i) included (or incorporated by reference) in the Registration Statement for them to be in conformity with generally accepted accounting principles, (ii) the unaudited condensed consolidated financial statements described in 4(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder or the Exchange Act and the Exchange Act Rules and Regulations thereunder (b)(i) at the end of such last month or other period ending before the Cutoff Date, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity, or such other changes specified by the Underwriters in items, of the Company consolidated with its subsidiaries as compared with amounts shown in the September 30, 1997 unaudited condensed consolidated balance sheet included or incorporated by reference in the Registration Statement, or (ii) for the period from October 1, 1997, to the end of such last month or other period ending before the Cutoff Date, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items, of net income, or in such other items specified by the Underwriters, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur;

     (6) Company officials have advised them that no consolidated financial statements as of any date or for any period subsequent the end of such last month or other period ending before the Cutoff Date are available, and accordingly, the procedures carried out by them with respect to changes in the financial statement items after the end of such last month or other period ending before the Cutoff Date have, of necessity, been even more limited than those with respect to the periods referred to in 4 above, and they have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at the Cutoff Date, the was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Company consolidated with its subsidiaries as compared with amounts shown on the September 30, 1997 unaudited condensed consolidated balance sheet included in the Registration Statement or (b) for the period from October 1, 1997 to the Cutoff Date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, and on the basis of theses inquiries and their reading of the minutes as described in 4 above, nothing came to their attention that caused them to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur;

     (7) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K, if the requirements of such Items are applicable;

     (8) They are qualified to comment with respect to any unaudited pro forma financial information included (or incorporated by reference) in the Registration Statement, if applicable, and after application of appropriate procedures, nothing came to their attention that caused them to believe that the unaudited pro forma financial statements, if any, do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

     (9) Other than the procedures and findings or assurances referred to above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Company and its subsidiaries, which appear or are incorporated by reference in the Registration Statement, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement or have performed such other procedures and have made such findings as shall be specified by the Underwriters.


                                      -3-